Consolidated Report to the Financial Community                                             EXHIBIT 99.2
Second Quarter 2005
(Released July 27, 2005)

Highlights	After-Tax EPS Variance Analysis	2nd Qtr.
■ Normalized non-GAAP* earnings, excluding	2Q 2004 Basic EPS - GAAP Basis	$ 0.62
unusual items, were $0.71 per share for the	Unusual Items - 2004	0.05
second quarter of 2005, compared with	2Q 2004 Normalized Earnings - Non-GAAP Basis	$ 0.67
$0.67 per share for the second quarter of	Electric Gross Margin:
2004. GAAP earnings were $0.54 per share,	- Nuclear Outage Replacement Power	(0.09)
compared with $0.62 per share in the second	- Other Electric Gross Margin	0.07
quarter of 2004.	Nuclear Operating Expenses	(0.06)
	Fossil Operating Expenses	0.01
	Pension and Other Employee Benefits	0.05
	Depreciation and Amortization	(0.02)
	Investment Income from COLI	0.02
	Financing Costs	0.04
	Other	0.02
	2Q 2005 Normalized Earnings - Non-GAAP Basis	$ 0.71
	Unusual Items - 2005	(0.17)
	2Q 2005 Basic EPS - GAAP Basis	$ 0.54

2Q 2005 Results vs. 2Q 2004

n
Electric distribution deliveries increased 2%. Residential and commercial deliveries increased 9% and 3%, respectively, while industrial deliveries decreased by 4%. Heating-degree-days were 26% higher than during the same period last year and 5% above normal. Cooling-degree-days were 9% lower than during the same period last year, although 12% above normal. Total electric generation sales rose 1% as a 2% increase in retail generation sales was partially offset by a 1% decrease in wholesale sales.

n
Electric gross margin decreased $10 million, or $0.02 per share, after adjusting for changes in regulatory deferrals. Replacement power costs for refueling outages at Beaver Valley Unit 2 and the Perry Plant reduced electric gross margin by $0.09 per share. This was partially offset by higher generation sales and prices, as well as increased distribution deliveries that contributed an increase of $0.07 per share in electric gross margin.

n	Nuclear operating expenses increased $33 million due to refueling outages at Beaver Valley Unit 2 and the Perry Plant this year versus no refueling outages last year.

n	Fossil operating expenses decreased $7 million as a result of fewer planned outages.

n
Pension and other employee benefit costs decreased approximately $26 million due to the voluntary $500 million contribution to the pension plan in September 2004, favorable market returns in 2004, and changes in health care benefits.

n
Total depreciation and amortization expenses, adjusted for changes in regulatory deferrals, increased by $12 million. The increase was primarily due to higher Ohio transition cost amortization and increased depreciation expense, partially offset by the deferral of incremental transmission and ancillary service-related MISO charges.

n	Higher investment income from corporate-owned life insurance increased net income by $6 million.

n
Net interest charges decreased $19 million. Financing activities during the quarter included $136 million in debt and preferred securities redemptions and $310 million of refinancing and repricing transactions.

n
During the quarter, we recognized a one-time charge of $72 million, or $0.22 per share, associated with the write-off of deferred tax benefits that will not be realized due to legislative changes in Ohio’s tax system enacted in June. We also recognized a one-time benefit of $28 million, or $0.05 per share, from the creation of a new regulatory asset associated with the approval of the JCP&L Phase II rate settlement.

2005 Revised Earnings and Cash Generation Guidance*

n
As a result of recent regulatory orders in Ohio and New Jersey, reduced fossil depreciation expenses, lower operating expenses, and favorable performance from our generation fleet, we have revised our 2005 normalized non-GAAP earnings guidance from $2.70 - $2.85 per share to $2.85 - $3.00 per share. Year-to-date normalized non-GAAP earnings now stand at $1.18 per share. We anticipate that the remaining earnings for the year, exclusive of any unusual items, will be allocated 55% to the third quarter and 45% to the fourth quarter.

n
Total cash generation (non-GAAP) guidance for 2005 has been revised to $620 million (from $560 million), with free cash flow (non-GAAP) guidance revised to $535 million (from $425 million). Our estimated 2005 free cash flow reflects capital expenditures of $1.0 billion.

2006 Earnings and Cash Generation Guidance*

n
Earnings guidance for 2006 has been established at $3.40 - $3.60 per share, exclusive of any unusual items. The increase over our revised 2005 earnings guidance reflects the net impact of a variety of regulatory and operating items, including the net reduction in Ohio transition cost amortization, increased generation margin, and growth in the wires business.

n
Total cash generation (non-GAAP) guidance for 2006 has been established at a range of $300 million to $400 million, with a free cash flow (non-GAAP) guidance range of $280 million to $380 million. Our estimated 2006 free cash flow reflects a capital expenditure range of $1.0 billion to $1.1 billion.

* The GAAP to Non-GAAP reconciliation statements are attached and available on the Investor Information section of FirstEnergy Corp.'s website at www.firstenergycorp.com/ir. Additional details on the earnings and cash generation guidance are available in a July 27, 2005 Letter to the Investment Community, which is also posted on the website.

For additional information, please contact:

Kurt E. Turosky	Terrance G. Howson	Rey Y. Jimenez
Director, Investor Relations	Vice President, Investor Relations	Principal, Investor Relations
(330) 384-5500	(973) 401-8519	(330) 761-4239

Consolidated Report to the Financial Community - 2nd Quarter                                                                         2

FirstEnergy Corp.
Consolidated Statements of Income
(In thousands except for per share amounts)

	Consolidated Statements of Income
		Three Months Ended June 30,			Six Months Ended June 30,
		2005	2004	Change	2005	2004	Change
	Revenues
(1)	Electric sales	$2,478,413	$2,645,165	$(166,752)	$4,915,602	$5,300,777	$(385,175)
(2)	FE Facilities	56,391	50,301	6,090	102,099	94,720	7,379
(3)	MYR	129,254	77,024	52,230	221,635	165,899	55,736
(4)	Other	265,220	219,672	45,548	490,661	413,669	76,992
(5)	Total Revenues	2,929,278	2,992,162	(62,884)	5,729,997	5,975,065	(245,068)

	Expenses
(6)	Fuel	280,228	191,562	88,666	513,117	389,921	123,196
(7)	Purchased power	652,368	903,573	(251,205)	1,314,811	1,839,540	(524,729)
(8)	Other operating expenses	729,199	704,390	24,809	1,482,093	1,368,833	113,260
(9)	FE Facilities	56,212	49,028	7,184	103,904	95,506	8,398
(10)	MYR	127,181	78,980	48,201	219,590	167,403	52,187
(11)	Provision for depreciation	149,025	146,155	2,870	291,657	291,965	(308)
(12)	Amortization of regulatory assets	306,572	270,986	35,586	617,413	581,188	36,225
(13)	Deferral of new regulatory assets	(120,162)	(68,315)	(51,847)	(179,669)	(112,720)	(66,949)
(14)	General taxes	167,865	157,732	10,133	353,044	336,722	16,322
(15)	Total Expenses	2,348,488	2,434,091	(85,603)	4,715,960	4,958,358	(242,398)

	Income Before Interest and
(16)	Income Taxes	580,790	558,071	22,719	1,014,037	1,016,707	(2,670)
	Net interest charges:
(17)	Interest expense	161,714	179,542	(17,828)	326,358	352,048	(25,690)
(18)	Capitalized interest	(4,697)	(5,280)	583	(4,952)	(11,750)	6,798
(19)	Subsidiaries' preferred stock dividends	3,733	5,389	(1,656)	10,286	10,670	(384)
(20)	Net interest charges	160,750	179,651	(18,901)	331,692	350,968	(19,276)
(21)	Income taxes	241,275	176,560	64,715	362,550	291,530	71,020
(22)	Income before discontinued operations	178,765	201,860	(23,095)	319,795	374,209	(54,414)
(23)	Discontinued operations	(773)	2,185	(2,958)	17,923	3,835	14,088
(24)	Net Income	$177,992	$204,045	$(26,053)	$337,718	$378,044	$(40,326)

	Basic Earnings Per Common Share:
(25)	Before discontinued operations	$0.54	$0.61	$(0.07)	$0.98	$1.15	$(0.17)
(26)	Discontinued operations	-	0.01	(0.01)	0.05	0.01	0.04
(27)	Basic Earnings Per Common Share	$0.54	$0.62	$(0.08)	$1.03	$1.16	$(0.13)
	Weighted Average Number of
(28)	Basic Shares Outstanding	328,063	327,284	779	327,986	327,171	815

	Diluted Earnings Per Common Share:
(29)	Before discontinued operations	$0.54	$0.61	$(0.07)	$0.97	$1.14	$(0.17)
(30)	Discontinued operations	-	0.01	(0.01)	0.05	0.01	0.04
(31)	Diluted Earnings Per Common Share	$0.54	$0.62	$(0.08)	$1.02	$1.15	$(0.13)
	Weighted Average Number of
(32)	Diluted Shares Outstanding	329,879	329,103	776	329,679	329,061	618

Consolidated Report to the Financial Community - 2ndQuarter                                                                        3

FirstEnergy Corp.
Consolidated Income Segments
(In thousands)

		Three Months Ended June 30, 2005

			Power
			Supply
		Regulated	Management	Facilities		Reconciling
		Services	Services	Services	Other (a)	Adjustments (b)	Consolidated
	Revenues
(1)	Electric sales	$1,164,685	$1,313,728	$-	$-	$-	$2,478,413
(2)	FE Facilities	-	-	56,391	-	-	56,391
(3)	MYR	-	-	-	129,254	-	129,254
(4)	Other	186,174	64,879	-	7,527	6,640	265,220
(5)	Internal Revenues	79,972	-	-	-	(79,972)	-
(6)	Total Revenues	1,430,831	1,378,607	56,391	136,781	(73,332)	2,929,278

	Expenses
(7)	Fuel	-	280,228	-	-	-	280,228
(8)	Purchased power	-	652,368	-	-	-	652,368
(9)	Other operating expenses	408,174	398,889	-	(4,048)	(73,816)	729,199
(10)	FE Facilities	-	-	56,212	-	-	56,212
(11)	MYR	-	-	-	127,181	-	127,181
(12)	Provision for depreciation	134,995	7,128	-	523	6,379	149,025
(13)	Amortization of regulatory assets	306,572	-	-	-	-	306,572
(14)	Deferral of new regulatory assets	(120,162)	-	-	-	-	(120,162)
(15)	General taxes	149,676	13,568	-	761	3,860	167,865
(16)	Total Expenses	879,255	1,352,181	56,212	124,417	(63,577)	2,348,488

(17)	Income Before Interest and Income Taxes	551,576	26,426	179	12,364	(9,755)	580,790
	Net interest charges:
(18)	Interest expense	99,301	8,840	234	2,131	51,208	161,714
(19)	Capitalized interest	(4,133)	(525)	-	(2)	(37)	(4,697)
(20)	Subsidiaries' preferred stock dividends	3,733	-	-	-	-	3,733
(21)	Net interest charges	98,901	8,315	234	2,129	51,171	160,750
(22)	Income taxes	185,597	7,425	2,944	3,957	41,352	241,275
(23)	Income before discontinued operations	267,078	10,686	(2,999)	6,278	(102,278)	178,765
(24)	Discontinued operations	-	-	222	(995)	-	(773)
(25)	Net Income	$267,078	$10,686	$(2,777)	$5,283	$(102,278)	$177,992

	(a) Other consists of MYR (a construction service company); natural gas operations and telecommunications services.
	(b) Reconciling adjustments to segment operating results from internal management reporting to consolidated external financial reporting primarily consists of interest
	expense related to holding company debt, corporate support services revenues and expenses, fuel marketing revenues which are reflected as reductions to expenses
	for internal management reporting purposes and elimination of intersegment transactions.

Consolidated Report to the Financial Community - 2nd Quarter                                                                       4

FirstEnergy Corp.
Consolidated Income Segments
(In thousands)

		Three Months Ended June 30, 2004
			Power
			Supply
		Regulated	Management	Facilities		Reconciling
		Services	Services	Services	Other (a)	Adjustments (b)	Consolidated
	Revenues
(1)	Electric sales	$1,125,486	$1,519,679	$-	$-	$-	$2,645,165
(2)	FE Facilities	-	-	50,301	-	-	50,301
(3)	MYR	-	-	-	77,024	-	77,024
(4)	Other	152,713	30,593	-	41,583	(5,217)	219,672
(5)	Internal Revenues	79,597	-	-	-	(79,597)	-
(6)	Total Revenues	1,357,796	1,550,272	50,301	118,607	(84,814)	2,992,162

	Expenses
(7)	Fuel	-	191,562	-	-	-	191,562
(8)	Purchased power	-	903,573	-	-	-	903,573
(9)	Other operating expenses	375,078	355,665	-	24,610	(50,963)	704,390
(10)	FE Facilities	-	-	49,028	-	-	49,028
(11)	MYR	-	-	-	78,980	-	78,980
(12)	Provision for depreciation	126,652	8,770	527	41	10,165	146,155
(13)	Amortization of regulatory assets	270,986	-	-	-	-	270,986
(14)	Deferral of new regulatory assets	(68,315)	-	-	-	-	(68,315)
(15)	General taxes	135,428	17,551	-	669	4,084	157,732
(16)	Total Expenses	839,829	1,477,121	49,555	104,300	(36,714)	2,434,091

(17)	Income Before Interest and Income Taxes	517,967	73,151	746	14,307	(48,100)	558,071
	Net interest charges:
(18)	Interest expense	112,193	11,098	143	737	55,371	179,542
(19)	Capitalized interest	(4,072)	(1,167)	-	80	(121)	(5,280)
(20)	Subsidiaries' preferred stock dividends	5,389	-	-	-	-	5,389
(21)	Net interest charges	113,510	9,931	143	817	55,250	179,651
(22)	Income taxes	170,946	25,920	318	(22,103)	1,479	176,560
(23)	Income before discontinued operations	233,511	37,300	285	35,593	(104,829)	201,860
(24)	Discontinued operations	-	-	1,172	1,013	-	2,185
(25)	Net Income	$233,511	$37,300	$1,457	$36,606	$(104,829)	$204,045

	(a) Other consists of MYR (a construction service company); natural gas operations and telecommunications services.
	(b) Reconciling adjustments to segment operating results from internal management reporting to consolidated external financial reporting primarily consists of interest
	expense related to holding company debt, corporate support services revenues and expenses, fuel marketing revenues which are reflected as reductions to expenses
	for internal management reporting purposes and elimination of intersegment transactions.

Consolidated Report to the Financial Community - 2nd Quarter                                                                         5

FirstEnergy Corp.
Consolidated Income Segments
(In thousands)

		Three Months Ended June 30, 2005 vs. Three Months Ended June 30, 2004
			Power
			Supply
		Regulated	Management	Facilities		Reconciling
		Services	Services	Services	Other (a)	Adjustments (b)	Consolidated
	Revenues
(1)	Electric sales	$39,199	$(205,951)	$-	$-	$-	$(166,752)
(2)	FE Facilities	-	-	6,090	-	-	6,090
(3)	MYR	-	-	-	52,230	-	52,230
(4)	Other	33,461	34,286	-	(34,056)	11,857	45,548
(5)	Internal Revenues	375	-	-	-	(375)	-
(6)	Total Revenues	73,035	(171,665)	6,090	18,174	11,482	(62,884)

	Expenses
(7)	Fuel	-	88,666	-	-	-	88,666
(8)	Purchased power	-	(251,205)	-	-	-	(251,205)
(9)	Other operating expenses	33,096	43,224	-	(28,658)	(22,853)	24,809
(10)	FE Facilities	-	-	7,184	-	-	7,184
(11)	MYR	-	-	-	48,201	-	48,201
(12)	Provision for depreciation	8,343	(1,642)	(527)	482	(3,786)	2,870
(13)	Amortization of regulatory assets	35,586	-	-	-	-	35,586
(14)	Deferral of new regulatory assets	(51,847)	-	-	-	-	(51,847)
(15)	General taxes	14,248	(3,983)	-	92	(224)	10,133
(16)	Total Expenses	39,426	(124,940)	6,657	20,117	(26,863)	(85,603)

(17)	Income Before Interest and Income Taxes	33,609	(46,725)	(567)	(1,943)	38,345	22,719
	Net interest charges:
(18)	Interest expense	(12,892)	(2,258)	91	1,394	(4,163)	(17,828)
(19)	Capitalized interest	(61)	642	-	(82)	84	583
(20)	Subsidiaries' preferred stock dividends	(1,656)	-	-	-	-	(1,656)
(21)	Net interest charges	(14,609)	(1,616)	91	1,312	(4,079)	(18,901)
(22)	Income taxes	14,651	(18,495)	2,626	26,060	39,873	64,715
(23)	Income before discontinued operations	33,567	(26,614)	(3,284)	(29,315)	2,551	(23,095)
(24)	Discontinued operations	-	-	(950)	(2,008)	-	(2,958)
(25)	Net Income	$33,567	$(26,614)	$(4,234)	$(31,323)	$2,551	$(26,053)

	(a) Other consists of MYR (a construction service company); natural gas operations and telecommunications services.
	(b) Reconciling adjustments to segment operating results from internal management reporting to consolidated external financial reporting primarily consists of interest
	expense related to holding company debt, corporate support services revenues and expenses, fuel marketing revenues which are reflected as reductions to expenses
	for internal management reporting purposes and elimination of intersegment transactions.

Consolidated Report to the Financial Community - 2nd Quarter                                                                         6

FirstEnergy Corp.
Financial Statements
(In thousands)

Condensed Consolidated Balance Sheet
	As of	As of
	June 30, 2005	December 31, 2004
Assets
Current Assets:
Cash and cash equivalents	$49,748	$52,941
Receivables	1,444,552	1,356,437
Other	809,735	602,969
Total Current Assets	2,304,035	2,012,347

Property, Plant, and Equipment	13,652,235	13,478,356
Investments	3,314,068	3,273,966
Deferred charges	11,940,905	12,303,275
Total Assets	$31,211,243	$31,067,944

Liabilities and Capitalization
Current Liabilities:
Currently payable long-term debt	$943,740	$940,944
Short-term borrowings	554,824	170,489
Accounts payable	696,310	610,589
Other	1,559,098	1,586,413
Total Current Liabilities	3,753,972	3,308,435

Capitalization:
Common stockholders' equity	8,640,396	8,589,294
Preferred stock	213,719	335,123
Long-term debt and other long-term obligations	9,568,954	10,013,349
Total Capitalization	18,423,069	18,937,766
Noncurrent Liabilities	9,034,202	8,821,743
Total Liabilities and Capitalization	$31,211,243	$31,067,944

Adjusted Capitalization (Including Off-Balance Sheet Items)
	As of June 30,
	2005	% Total	2004	% Total
Total common equity	$8,640,396	41%	$8,432,963	39%
Preferred stock	213,719	1%	335,123	2%
Long-term debt *	10,512,694	49%	11,393,700	52%
Short-term debt	554,824	3%	74,436	0%
Off-balance sheet debt equivalents:
Sale-leaseback net debt equivalents	1,294,166	6%	1,352,729	6%
Accounts receivable factoring **	-	0%	178,000	1%
Total	$21,215,799	100%	$21,766,951	100%

GENERAL INFORMATION	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
L-t debt and preferred stock redemptions	$494,610	$721,023	$828,398	$989,943
New L-t debt issues	$245,350	$303,162	$245,350	$884,720
Short-term debt increase (decrease) **	$245,803	$(59,563)	$385,614	$(447,104)
Capital expenditures	$232,791	$196,094	$461,675	$334,500

* Includes amounts due to be paid within one year, JCP&L securitization of $273 million and $289 million in 2005 and 2004, respectively.
** Off-balance sheet accounts receivable factoring agreement renewed as an on-balance sheet short-term debt financing agreement in June 2005.

Consolidated Report to the Financial Community - 2nd Quarter                                                                        7

FirstEnergy Corp.
Financial Statements
(In thousands)

Condensed Consolidated Statements of Cash Flows
	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Cash flows from operating activities:
Net income	$177,992	$204,045	$337,718	$378,044
Adjustments to reconcile net income to net cash from
operating activities:
Depreciation and amortization of regulatory assets,
nuclear fuel, and leases	354,365	371,958	766,979	805,439
Deferred purchased power and other costs	(82,990)	(60,974)	(192,223)	(144,881)
Deferred income taxes and investment tax credits	76,041	(100,056)	61,885	(94,133)
Loss (income) from discontinued operations	773	(2,185)	(17,923)	(3,835)
Change in working capital and other	(163,855)	(81,228)	(25,320)	38,777
Cash flows from operating activities	$362,326	$331,560	$931,116	$979,411

Cash flows from financing activities	(109,174)	(573,360)	(468,394)	(813,384)

Cash flows from investing activities	(284,595)	61,069	(465,915)	(180,464)

Net decrease in cash and cash equivalents	(31,443)	(180,731)	(3,193)	(14,437)
Cash and cash equivalents at beginning of period	81,191	280,269	52,941	113,975
Cash and cash equivalents at end of period	$49,748	$99,538	$49,748	$99,538

REGULATORY DEFERRALS	Three Months Ended June 30,			Six Months Ended June 30,
	2005	2004	Change	2005	2004	Change
Ohio Transition Plan and MISO costs
Beginning balance	$769,526	$498,020		$710,019	$453,614
Deferral of shopping incentives	57,583	52,238	$5,345	102,996	93,799	$9,197
Interest on shopping incentives	11,098	14,265	(3,167)	21,531	14,265	7,266
Deferral of new regulatory assets	23,716	1,811	21,905	27,377	4,656	22,721
Current period deferrals	$92,397	$68,314	$24,083	$151,904	$112,720	$39,184

Ending Balance	$861,923	$566,334		$861,923	$566,334
Deferred Energy Costs - New Jersey
Beginning balance	$472,400	$425,400		$445,600	$440,900
Deferral (recovery) of energy costs	45,400	(22,700)	$68,100	72,200	(38,200)	$110,400
Ending Balance	$517,800	$402,700		$517,800	$402,700

UNUSUAL ITEMS	Three Months Ended June 30,			Six Months Ended June 30,
	2005	2004	Change	2005	2004	Change
Gain (Loss) on Non-Core Asset Sales
FES Natural Gas Business (a)	$-	$-	$-	$8,229	$-	$8,229
FirstCommunications (b)	-	-	-	6,800	-	6,800
FSG Subsidiary - Elliott-Lewis (a) (f)	-	-	-	51	-	51
Venture Capital Funds (b)	-	-	-	2,015	-	2,015
Great Lakes Energy Partner (b) (g)	-	15,777	(15,777)	-	15,777	(15,777)
MYR Subsidiary (a)	-	-	-	(524)	-	(524)
FSG Subsidiary - Cranston (a) (h)	(42)	-	(42)	(42)	-	(42)
Total Gain on Non-Core Asset Sales	(42)	15,777	(15,819)	16,529	15,777	752
Litigation Settlement (c)	-	(17,980)	17,980	-	(17,980)	17,980
EPA Settlement - Environmental Projects (c)	-	-	-	(10,000)	-	(10,000)
EPA Penalty (c) (i)	-	-	-	(8,500)	-	(8,500)
NRC Fine (c) (i)	-	-	-	(3,450)	-	(3,450)
JCP&L Rate Settlement (d)	27,765	-	27,765	27,765	-	27,765
Total-Pretax Items	27,723	(2,203)	29,926	22,344	(2,203)	24,547

Ohio Tax Write-off (e)	(71,702)	-	(71,702)	(71,702)	-	(71,702)

EPS Effect	$(0.17)	$(0.05)	$(0.12)	$(0.15)	$(0.05)	$(0.10)

(a) Included in "Discontinued Operations"			(f) Before income tax benefit of $12.2 million
(b) Included in "Other Revenues"			(g) Before income taxes of $22.6 million
(c) Included in "Other Operating Expenses"			(h) Before income tax benefit of $0.4 million
(d) Included in "Deferral of New Regulatory Assets"			(i) No income tax benefit
(e) Included in "Income Taxes"

Consolidated Report to the Financial Community - 2nd Quarter                                                                        8

FirstEnergy Corp.
Statistical Summary

ELECTRIC SALES STATISTICS	Three Months Ended June 30,			Six Months Ended June 30,
(kWh in millions)	2005	2004	Change	2005	2004	Change
Electric Generation Sales
Retail- Regulated	20,073	19,245	4.3%	41,719	39,987	4.3%
Retail - Competitive	3,444	3,751	-8.2%	6,858	7,767	-11.7%
Total Retail	23,517	22,996	2.3%	48,577	47,754	1.7%
Wholesale *	7,164	7,230	-0.9%	13,595	13,838	-1.8%
Total Electric Generation Sales	30,681	30,226	1.5%	62,172	61,592	0.9%
Electric Distribution Deliveries
Ohio - Residential	3,811	3,342	14.0%	8,334	7,943	4.9%
- Commercial	3,616	3,489	3.6%	7,377	7,090	4.0%
- Industrial	5,842	6,000	-2.6%	11,656	11,664	-0.1%
- Other	95	92	3.3%	193	186	3.8%
Total Ohio	13,364	12,923	3.4%	27,560	26,883	2.5%
Pennsylvania - Residential	2,426	2,271	6.8%	5,600	5,412	3.5%
- Commercial	2,593	2,532	2.4%	5,287	5,082	4.0%
- Industrial	2,585	2,754	-6.1%	5,205	5,144	1.2%
- Other	20	19	5.3%	42	39	7.7%
Total Pennsylvania	7,624	7,576	0.6%	16,134	15,677	2.9%
New Jersey - Residential	2,216	2,109	5.1%	4,570	4,474	2.1%
- Commercial	2,297	2,242	2.5%	4,526	4,387	3.2%
- Industrial	751	784	-4.2%	1,495	1,528	-2.2%
- Other	22	14	57.1%	43	33	30.3%
Total New Jersey	5,286	5,149	2.7%	10,634	10,422	2.0%
Total Residential	8,453	7,722	9.5%	18,504	17,829	3.8%
Total Commercial	8,506	8,263	2.9%	17,190	16,559	3.8%
Total Industrial	9,178	9,538	-3.8%	18,356	18,336	0.1%
Total Other	137	125	9.6%	278	258	7.8%
Total Distribution Deliveries	26,274	25,648	2.4%	54,328	52,982	2.5%

Electric Sales Shopped
Ohio - Residential	1,725	1,539	12.1%	3,608	3,419	5.5%
- Commercial	1,789	1,726	3.7%	3,564	3,424	4.1%
- Industrial	1,235	1,134	8.9%	2,402	2,211	8.6%
Total Ohio	4,749	4,399	8.0%	9,574	9,054	5.7%

Pennsylvania - Residential	5	6	-16.7%	11	12	-8.3%
- Commercial	22	41	-46.3%	46	78	-41.0%
- Industrial	383	548	-30.1%	830	1,080	-23.1%
Total Pennsylvania	410	595	-31.1%	887	1,170	-24.2%

New Jersey - Residential	1	233	-99.6%	2	520	-99.6%
- Commercial	490	599	-18.2%	1,032	1,200	-14.0%
- Industrial	551	577	-4.5%	1,114	1,051	6.0%
Total New Jersey	1,042	1,409	-26.0%	2,148	2,771	-22.5%

Total Electric Sales Shopped	6,201	6,403	-3.2%	12,609	12,995	-3.0%

* 2004 excludes the reporting of PJM sales and purchases on a gross basis.

OPERATING STATISTICS	As of June 30,
For 12 Months Ended	2005		2004

System Load Factor	61.9%		65.3%
Capacity Factors:
Fossil	60.8%		58.6%
Nuclear	84.8%		78.3%
Generation Output:
Fossil	63%		64%
Nuclear	37%		36%

WEATHER	2005	Normal	2004
Composite Heating-Degree-Days
2nd Quarter	684	654	544
Year-to-Date	3,663	3,477	3,532
Composite Cooling-Degree-Days
2nd Quarter	275	245	301
Year-to-Date	275	246	301

Consolidated Report to the Financial Community - 2nd Quarter                                                                        9

FirstEnergy Corp.
2005 EPS and Cash Flow

2005 Earnings Per Share (EPS)
(Reconciliation of GAAP to Non-GAAP)
	Three Months	Six Months	Annual
	Ended June 30	Ended June 30	Guidance

Basic EPS (GAAP basis)	$0.54	$1.03	$2.70 - $2.85
Excluding Unusual Items:
Gain on non-core asset sales	-	(0.07)	(0.07)
EPA Settlement	-	0.04	0.04
NRC Fine	-	0.01	0.01
JCP&L Rate Settlement	(0.05)	(0.05)	(0.05)
Ohio tax write-off	0.22	0.22	0.22
Basic EPS (non-GAAP basis)	$0.71	$1.18	$2.85 - $3.00

Reconciliation of June 2005 Year-to-Date Cash From Operating Activities (GAAP) to
Free Cash Flow (Non-GAAP) and Cash Generation (Non-GAAP)
(in millions)
Net Cash from Operating Activities:

Net Income	$338
Adjustments:
Depreciation	292
Amortization and deferral of regulatory assets	438
Deferred purchased power costs	(192)
Deferred income taxes and ITC, net	62
Conversion of off-balance sheet receivables financing
to on-balance sheet	(155)
Other, including changes in working capital *	148
Net Cash from Operating Activities (GAAP)	$931

Other Items:
Capital expenditures	(429)
Nuclear fuel fabrication	(63)
Decommissioning	(51)
Common stock dividends	(270)
Conversion of off-balance sheet receivables financing
to on-balance sheet	155
Other, net	(80)
Free Cash Flow (Non-GAAP)	$193

Non-core asset sales	58
Cash generation (Non-GAAP)	$251

* Includes $242 million from Ohio School Council's prepayment for electric service.

Consolidated Report to the Financial Community - 2nd Quarter                                                                        10

FirstEnergy Corp.
2005 Cash Flow Guidance

Reconciliation of 2005 Estimated Cash from Operating Activities (GAAP) to
Estimated Free Cash Flow (Non-GAAP) and Estimated Cash Generation (Non-GAAP)
(in millions)
Net Cash from Operating Activities:

GAAP Earnings Guidance	$887 - $937
Adjustments:
Depreciation	572
Amortization and deferral of regulatory assets	908
Deferred purchased power costs	(450)
Deferred income taxes and ITC, net	45
Conversion of off-balance sheet receivables financing
to on-balance sheet	(155)
Other, including changes in working capital *	225
Net Cash from Operating Activities (GAAP)	$2,057

Other Items:

Capital expenditures	(1,005)
Nuclear fuel fabrication	(80)
Decommissioning	(100)
Common stock dividends	(542)
Conversion of off-balance sheet receivables financing
to on-balance sheet	155
Other, net	50
Free Cash Flow (Non-GAAP)	$535

Non-core asset sales	85
Cash Generation (Non-GAAP)	$620

* Includes net $220 million from Ohio School Council's prepayment for electric service.

The GAAP to Non-GAAP reconciliation statements are available on the Investor Information section of FirstEnergy Corp.'s website at
www.firstenergycorp.com/ir. Additional details on the earnings and cash generation guidance are available in a July 27, 2005
Letter to the Investment Community, which is also posted on the website.

Consolidated Report to the Financial Community - 2nd Quarter                                                                        11

FirstEnergy Corp.
2006 Cash Flow Guidance

Reconciliation of 2006 Estimated Cash from Operating Activities (GAAP) to
Estimated Free Cash Flow (Non-GAAP) and Estimated Cash Generation (Non-GAAP)
(in millions)

Net Cash from Operating Activities:

GAAP Earnings Guidance	$1,120 - $1,185
Adjustments:
Depreciation	595
Amortization and deferral of regulatory assets	780
Deferred purchased power costs	(380)
Deferred income taxes and ITC, net	(110)
Other, including changes in working capital	32
Net Cash from Operating Activities (GAAP)	$2,070

Other Items:

Capital expenditures	(1,000) - (1,100)
Nuclear fuel fabrication	(160)
Common stock dividends	(570)
Other, net	40
Free Cash Flow (Non-GAAP)	$280 - 380

Non-core asset sales	20
Cash Generation (Non-GAAP)	$300 - 400

The GAAP to Non-GAAP reconciliation statements are available on the Investor Information section of FirstEnergy Corp.'s website at
www.firstenergycorp.com/ir. Additional details on the earnings and cash generation guidance are available in a July 27, 2005 Letter to the Investment
Community, which is also posted on the website.

Consolidated Report to the Financial Community - 2nd Quarter                                                                        12

RECENT DEVELOPMENTS

Regulatory Update
On May 18, 2005, the Public Utilities Commission of Ohio (PUCO) granted the accounting authority for FirstEnergy’s Ohio utility operating companies to defer, for future recovery, incremental transmission and ancillary service-related charges incurred as a participant in the Midwest Independent Transmission System Operator, Inc. The PUCO’s order applies to charges incurred from December 30, 2004, through January 1, 2006, and authorizes the companies to accrue carrying charges on the deferral balances. The amount to be deferred will reflect actual incremental expenses, including line losses and carrying charges. In a separate case, pending before the PUCO, the companies propose to begin recovery of these incremental costs on January 1, 2006, through a tariff rider, which also would amortize the deferred balance over five years. On July 22, we filed a settlement stipulation reached with various parties including the Ohio Consumers’ Counsel and the PUCO staff that provides for the requested recovery. If the settlement stipulation is approved by the PUCO, the actual amounts to be recovered in 2006 will be submitted to the PUCO on or before November 1, 2005.

On May 25, 2005, the New Jersey Board of Public Utilities approved a stipulated settlement agreement resolving the Jersey Central Power & Light (JCP&L) Phase II rate case filing, and a second stipulated settlement agreement resolving the motion for reconsideration of the 2003 decision in the JCP&L Phase I rate proceeding. The stipulated agreements are expected to increase JCP&L’s annual revenues by $51.1 million and result in a net annual earnings per share impact of approximately $0.12 per share. For 2005, the total impact is expected to be approximately $0.11 per share, which includes a $0.06 per share increase from revenues commencing on June 1 of this year and a one-time benefit of $0.05 per share from the creation of a new regulatory asset associated with accelerated tree trimming costs expensed in 2003 and 2004.

On May 27, 2005, FirstEnergy’s Ohio utility operating companies filed a request with the PUCO to establish a generation charge adjustment factor (GCAF) rider, as permitted under the Rate Stabilization Plan. The filing reflects projected increases in fuel and related costs in 2006 compared with 2002 costs. The companies request the tariff rider be implemented on January 1, 2006. Based on projected fuel costs and 2006 Ohio retail sales to which the GCAF rider will apply, the estimated revenue from the implementation of this rider is approximately $93 million in 2006.

Rating Agency Actions
On May 16, 2005, Standard & Poor's Ratings Services revised its outlook on FirstEnergy and its subsidiaries to "positive" from "stable" and affirmed its 'BBB-' corporate credit ratings on the companies. Standard & Poor’s stated that the outlook revision and rating affirmation reflect the successful restart of the Perry and Beaver Valley nuclear stations after their respective refueling outages.

On July 18, 2005, Moody's Investors Service changed its ratings outlook on FirstEnergy and its subsidiaries to "positive" from "stable", citing the companies’ improved finances and utility operations. FirstEnergy’s senior unsecured rating by Moody’s is ‘Baa3’.

Intra-System Generation Asset Transfers
In May 2005, Ohio Edison Company (OE), The Cleveland Electric Illuminating Company (CEI), The Toledo Edison Company (TE), and Pennsylvania Power Company entered into certain agreements implementing a series of intra-system generation asset transfers, required under the restructuring plans approved in Ohio and Pennsylvania. When concluded, these transfers will result in the respective undivided ownership interests of the above utilities in FirstEnergy’s nuclear, fossil and hydroelectric plants being owned by FirstEnergy subsidiaries, FirstEnergy Nuclear Generation Corp., a new Ohio corporation, and FirstEnergy Generation Corp., respectively, separate and apart from the above utility subsidiaries. The generating plant interests that are being transferred do not include interests of CEI, TE and OE in certain of the plants that are currently subject to sale and leaseback arrangements with unaffiliated third parties.

Record Generation Output
FirstEnergy set a new generation output record of 19.1 million MWhs in the second quarter and 37.9 million MWhs for the first six months of the year. The output record was attributable to the outstanding performance of our generation fleet, particularly the 2,360 MW Bruce Mansfield Plant, which operated at a 97.4% availability factor for the six-month period.

On May 3, 2005, FirstEnergy’s Sammis Unit 2 became the longest-running single-turbine steam generating unit in the nation’s history when it surpassed a continuous-operation record of 819 days.

Consolidated Report to the Financial Community - 2nd Quarter                                                                                                    13

New Credit Facility
On June 14, 2005, FirstEnergy and certain of its subsidiaries, including all of its operating utility subsidiaries, entered into a new five-year syndicated credit facility totaling $2 billion. The new facility replaced FirstEnergy’s $1 billion and $375 million three-year credit agreements, as well as OE's $125 million three-year credit agreement and $250 million two-year credit agreement, which expired in May 2005. Borrowings under the facility must be repaid within 364 days. Available amounts for each borrower are subject to a specified sublimit as well as applicable regulatory and other limitations.

Nuclear Plant Update
On April 28, 2005, Beaver Valley Unit 2 returned to service following a scheduled refueling outage. Major work included replacement of fuel assemblies and a thorough inspection of the reactor vessel head and under-vessel, which were found to be in good condition.

On May 6, 2005, the Perry Plant returned to service following a scheduled refueling outage. The scope of the outage was increased by about 30% to enhance plant reliability, including work on the main generator, refurbishment of high-voltage breakers and modification of the emergency diesel generators’ exhaust system.

On May 20, 2005, the Nuclear Regulatory Commission (NRC) announced the return of Davis-Besse to the standard oversight process, effective July 1, 2005, augmented to include inspections supporting the NRC’s start-up order of March 8, 2004.

On July 8, 2005, the NRC issued their 95003 inspection report on the Perry plant. The inspection report concluded that Perry is being operated safely, however, the NRC will continue to provide increased oversight as FirstEnergy Nuclear Operating Company continues to implement Perry’s Performance Improvement Initiative.

Forward-Looking Statements: This Consolidated Report to the Financial Community includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements typically contain, but are not limited to, the terms "anticipate," "potential," "expect," "believe," "estimate" and similar words. Actual results may differ materially due to the speed and nature of increased competition and deregulation in the electric utility industry, economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices, replacement power costs being higher than anticipated or inadequately hedged, the continued ability of our regulated utilities to collect transition and other charges, maintenance costs being higher than anticipated, legislative and regulatory changes (including revised environmental requirements), the uncertainty of the timing and amounts of the capital expenditures (including that such amounts could be higher than anticipated) or levels of emission reductions related to the settlement agreement resolving the New Source Review litigation, adverse regulatory or legal decisions and outcomes (including revocation of necessary licenses or operating permits, fines or other enforcement actions and remedies) of governmental investigations and oversight, including by the Securities and Exchange Commission, the United States Attorney's Office and the Nuclear Regulatory Commission as disclosed in our Securities and Exchange Commission filings, generally, and with respect to the Davis-Besse Nuclear Power Station outage and heightened scrutiny at the Perry Nuclear Power Plant in particular, the availability and cost of capital, the continuing availability and operation of generating units, our inability to accomplish or realize anticipated benefits from strategic goals, our ability to improve electric commodity margins and to experience growth in the distribution business, our ability to access the public securities and other capital markets, the outcome, cost and other effects of present and potential legal and administrative proceedings and claims related to the August 14, 2003 regional power outage, the final outcome in the proceeding related to FirstEnergy's Application for a Rate Stabilization Plan in Ohio, the risks and other factors discussed from time to time in our Securities and Exchange Commission filings, and other similar factors. FirstEnergy expressly disclaims any current intention to update any forward-looking statements contained herein as a result of new information, future events, or otherwise.

Consolidated Report to the Financial Community - 2nd Quarter                                                                                                                    14